EX-5j

PERSPECTIVE L SERIES (05/10)
FIXED AND VARIABLE
ANNUITY APPLICATION (VA210)
Home Office: Lansing, Michigan
www.jackson.com
First Class Mail: P.O. Box 30314			Customer Care: 800-873-5654
	Lansing, MI 48909-7814		Bank or Financial Institution Customer Care: 800-777-7779
Fax: 800-943-6761
Overnight Mail:	1 Corporate Way		Hours: 8:00 a.m. to 8:00 p.m. ET
	Lansing, MI 48951		Email: contactus@jackson.com
Broker/Dealer or External Account No. (if applicable)
PLEASE PRINT	Primary Owner
	Social Security Number or	Tax I.D. Number	Sex Male Female
U.S. Citizen Yes No
	First Name	Middle Name Last Name
If Owner is a
Trust, Trustee	Non-Natural Owner/Entity Name (if applicable)
Certification
form X5335
or trust	Date of Birth (mm/dd/yyyy)	Telephone Number(including area code) Email Address
documents
are required	/ / (	)
with
application.	Physical Address Line 1 (No P.O. Boxes)	Line 2
It is required
for Good
Order that	City	State	ZIP Code
you provide a
physical
address.
	Mailing Address Line 1	Line 2
Only include
mailing
address if
different from	City	State	ZIP Code
physical
address.
Joint Owner
	First Name	Middle Name Last Name
Proceeds will
be distributed
in accordance
with the	Social Security Number	Date of Birth (mm/dd/yyyy)	Sex U.S. Citizen
Contract on			Male Female Yes No
/ /
the first death
of either	Email Address	Relationship to Owner	Telephone Number (including area code)
Owner.
		Spouse	( )
Other__________________
	Physical Address Line 1 (No P.O. Boxes)	Line 2
	City	State	ZIP Code
	VDA 210 09/09	Page 1 of 8	V4673 05/10

LONG-TERM SMART
Primary Annuitant
	Same as Owner Sex Male	Female U.S. Citizen Yes	No
Complete this	First Name	Middle Name Last Name
section if
different from
Owner.	Social Security Number Date of Birth (mm/dd/yyyy)	Telephone No. (including area code)	Relationship to Owner
	/ /	( )	Spouse
Other__________________
	Physical Address Line 1 (No P.O. Boxes)	Line 2
	City	State	ZIP Code
Joint/Contingent Annuitant
	Joint Annuitant OR	Contingent Annuitant Sex Male Female	U.S. Citizen Yes No
Complete this	Same as Joint Owner
section if	First Name	Middle Name Last Name
different from
Joint Owner.
Contingent	Social Security Number Date of Birth (mm/dd/yyyy)	Telephone No. (including area code)	Relationship to Owner
Annuitant
must be	/	/ ( )	Spouse
Annuitant's			Other__________________
spouse.	Physical Address Line 1 (No P.O. Boxes)	Line 2
Available only
on a Qualified
plan custodial
account when	City	State	ZIP Code
electing a Joint
GMWB.
Beneficiary(ies)
It is required for	Primary	%	Percentage of Death Benefit
Good Order
that the Death	Individual Name (First, Middle, Last) or Non-Natural Entity Name
Benefit
Percentage be
whole numbers
and must total	Social Security/Tax I.D. Number Date of Birth	(mm/dd/yyyy)	Relationship to Owner
100% for each		Spouse
beneficiary		/ /	Other__________________
type.
	Primary Contingent	%	Percentage of Death Benefit
Individual Name (First, Middle, Last) or Non-Natural Entity Name
	Social Security/Tax I.D. Number Date of Birth	(mm/dd/yyyy)	Relationship to Owner
For additional
beneficiaries,		/ /
please attach a
separate sheet,
signed and	Primary Contingent	%	Percentage of Death Benefit
dated by the
Owner, which	Individual Name (First, Middle, Last) or Non-Natural Entity Name
includes names,
percentages,
and other
required	Social Security/Tax I.D. Number Date of Birth	(mm/dd/yyyy)	Relationship to Owner
information.		/ /
	VDA 210 09/09	Page 2 of 8	V4673 05/10

LONG-TERM SMART
Make all	Premium Payment
checks
payable to	Select method of payment
Jackson	Check $___________________________	Wire	$___________________________
National Life
Insurance	External Transfer $___________________	Internal Transfer	$___________________
Company .
Annuity Type
Jackson will	IRA:	Qualified Plan:	SEP/IRA(408(k)):
issue Annuity	IRA - Traditional*	401(k) Qualified Savings Plan	SARSEP
Type per the	Stretch IRA	Cash Balance-Defined Benefit	SEP
bold	Roth IRA:	Cash Balance-Defined Contribution	ORP:
headings.
	Roth Conversion	HR-10 (Keogh) Plan	ORP
	Roth IRA*	Money Purchase	Texas ORP
	*Tax Contribution Years and Amounts:	Profit Sharing Plan	Charitable Remainder Trust:
	Year:________ $___________	Roth 401(k)	Charitable Remainder
	Year:________ $___________	Target Benefit Plan	Annuity Trust
	Non-Qualified Plan:	TSA Plan:	Charitable Remainder
	Deferred Compensation	403(b) TSA	Unitrust
Non-Tax Qualified
Statement Regarding Existing Policies or Annuity Contracts
I (We) certify that: (please select one)
It is required	I (We) do not have any existing life insurance policies or annuity contracts.
for Good Order	I (We) do have existing life insurance policies or annuity contracts.
that this entire
section be	Notice to Producer/Representative: If the Applicant does have existing life insurance policies or annuity contracts you
completed.	must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations
COMPLETE	may apply) and return the notice, signed by both the Producer/Representative and Applicant, with the Application.
X0512			Yes No If yes, complete the
" REPLACEMENT	Are you replacing an existing life insurance policy or annuity contract?		following Company
OF LIFE			information.
INSURANCE OR	Company name	Contract number	Anticipated amount
ANNUITIES"			$
WHERE
REQUIRED
(must be dated			$
on or before
the Application			$
Sign Date to be
in Good Order).
Transfer Information
For transfers,	Non-Qualified Plan Types:	IRC 1035 Exchange Non-1035 Exchange
it is required	All Other Plan Types: Direct Transfer	Direct Rollover	Non-Direct Rollover
for Good
Order that this		Yes	No By marking " Yes," Jackson will not
entire section	Have you submitted a transfer request to the surrendering institution?		request the funds.
be completed.	Transfer
Anticipated date Anticipated
	Type Company releasing funds	Account number	of receipt transfer amount
	Full		/ / $
Partial
	Full		/ / $
Partial
Full
	Partial		/ / $
Annuitization/Income Date
Specify Income Date (mm/dd/yyyy)
If an Income Date is not specified, the Company will default
	/ /	to the Latest Income Date as shown in the Contract.
	VDA 210 09/09	Page 3 of 8	V4673 05/10

LONG-TERM SMART
If no Optional	Optional Death Benefits All optional death benefits may not be available in all states and once selected cannot be changed.
Death Benefit	Select only one of the following. May not be selected in combination with LifeGuard Freedom 6 DB.		(Ages 0-79)
is selected
your	5% Roll-Up Death Benefit	(4% if the owner is age 70 or older on the date of issue)
beneficiary(ies)	With Highest Quarterly Anniversary Value Death Benefit
will receive the
standard	Without Highest Quarterly Anniversary Value Death Benefit
death benefit.	6% Roll-Up Death Benefit	(5% if the Owner is age 70 or older on the date of issue)
Please see the
prospectus for	With Highest Quarterly Anniversary Value Death Benefit
details.
Without Highest Quarterly Anniversary Value Death Benefit
Optional	Highest Quarterly Anniversary Value Death Benefit
Death
Benefits and	Other Optional Benefits All optional benefits may not be available in all states and once selected cannot be changed.
Other
Optional	Age limitations apply based on the age of the Owner(s) or Covered Lives.
Benefits:	Guaranteed Living Benefit Options		Guaranteed Living Benefit Options (Con't)
Additional
charges will	(May select only one GMWB or GMAB)	GMWB	(Guaranteed Minimum Withdrawal Benefits)
apply. Please	GMWB For Life		SafeGuard Max (Ages 0-85)
see the	(For Life Guaranteed Minimum Withdrawal Benefits)
prospectus			GMWB with 5-Year Step-Up
for details.	LifeGuard Freedom 6 (Ages 45-80)	AutoGuard	5(Ages 0-80)
For Life GMWB with Bonus & Annual Step-Up
5% GMWB with Annual Step-Up
1
	LifeGuard Freedom 6 DB (Ages 45-75)		AutoGuard 6(Ages 0-80)
For Life GMWB with Bonus, Annual Step-Up & Death Benefit
		2,3,4	6% GMWB with Annual Step-Up
	LifeGuard Freedom 6 w/ Joint Option	(Ages 45-80)
	Joint For Life GMWB with Bonus & Annual Step-Up	GMAB	(Guaranteed Minimum Accumulation Benefit)
6
	LifeGuard Freedom 6 Net (Ages 45-80)		Jackson GMAB (Ages 0-80)
For Life GMWB with Bonus, Annual Step-Up,
	& Earnings-Sensitive Withdrawal Amount		Contract Enhancement Options
		2,3,4 (May select only one)	(Ages 0-87)
	LifeGuard Freedom 6 Net w/ Joint Option	(Ages 45-80)
	Joint For Life GMWB with Bonus, Annual Step-Up,		5% of first-year premium
	& Earnings-Sensitive Withdrawal Amount		4% of first-year premium
5
	Jackson Select (Ages 55-80)		3% of first-year premium
For Life GMWB with Bonus, GWB Adjustment,
	Annual Step-Up, & Transfer of Assets		2% of first-year premium
2,3,4,5
	Jackson Select w/ Joint Option	(Ages 55-80)
	Joint For Life GMWB with Bonus, GWB Adjustment,		Earnings Protection Benefit
	Annual Step-Up, and Transfer of Assets		EarningsMax (Ages 0-75)
May not be selected in combination with an Optional Death Benefit.
For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required.
Please ensure the Joint Owner section on Page 1 (including the "Relationship to Owner" box) is properly completed.
For Qualified plans, excluding custodial accounts, 100% spousal primary beneficiary designation is required. Please ensure the
Primary Beneficiary section on Page 2 (including the "Relationship to Owner" box) is properly completed.
For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
If selected, the 3, 5, and 7-Year Fixed Account Options and the Capital Protection Program are not available. The total number of allocations in the Premium Allocation section may not exceed 17.
May not be selected in combination with a Contract Enhancement or with the Capital Protection Program. Premium payments will not be accepted after 90 days from the Issue Date. The required allocation percentage can be obtained from the Company. The total number of allocations in the Premium Allocation section may not exceed 17.
Only the	Systematic Investment	(periodic premium reallocation programs)
Investment
Division(s)	Automatic Rebalancing. The 3, 5 and 7-Year Fixed Account		DCA+ ($15,000 contract minimum)
selected in the	Options are not available for Automatic Rebalancing.	_______ % 6-month
Premium	Frequency:	_______ % 12-month
Allocation	Monthly Quarterly Semiannually	Annually	If DCA+ is selected, you must allocate Target
section and the
1-Year Fixed	Start Date (mm/dd/yyyy) ___________________________		Fund(s) using Systematic Investment Form (V2375).
Account (if	Note: If no date is selected, the program will begin		DCA+ provides an automatic monthly transfer to the
selected) will	one month/quarter/half year/year (depending on the		selected Investment Division(s) so the entire amount
participate in	frequency you selected) from the date Jackson applies		invested in this program, plus earnings, will be
the rebalancing	the first premium payment. If no frequency is selected, the		transferred by the end of the DCA+ term selected. If
program.	frequency will be annual. No transfers will be made on		selected, the total number of elections in the Premium
	days 29, 30 or 31, unless set up on annual frequency.		Allocation section may not exceed 17.
	VDA 210 09/09	Page 4 of 8	V4673 05/10

LONG-TERM SMART
Premium Allocation
Tell us how you	JNL®	JNL/JPMorgan	JNL/PAM
want your	% Institutional Alt 20	% International Value	% Asia ex-Japan
annuity
premiums	% Institutional Alt 35	% MidCap Growth	% China-India
invested.	% Institutional Alt 50	% U.S. Government &
TOTAL	% Institutional Alt 65	Quality Bond	JNL/PIMCO
ALLOCATION			% Real Return
MUST EQUAL		JNL/Lazard	% Total Return Bond
100%.	JNL/AIM
% Emerging Markets
	% International Growth		JNL/PPM America
% Mid Cap Equity
Total number	% Large Cap Growth		% High Yield Bond
of allocation	% Global Real Estate
		JNL/M&G	% Mid Cap Value
selections may	% Small Cap Growth
not exceed 18.		% Global Basics	% Small Cap Value
	JNL/American Funds®	% Global Leaders	% Value Equity
All premium	% Blue Chip Income		JNL/Red Rocks
allocation	and Growth	JNL/Mellon Capital Management
options may			% Listed Private Equity
not be available	% Global Bond	% JNL 5
in all states.	Global Small	% Dow 10	JNL/Select
Restrictions	% Capitalization		% Balanced
% S&P 10
may apply at	% Growth-Income	% Global 15	% Money Market
Jackson's
discretion on a	% International	% 25	% Value
non-
discriminatory	% New World	% Select Small-Cap	JNL/T. Rowe Price
basis.		% JNL Optimized 5	% Established Growth
	JNL/Capital Guardian	% VIP
% Mid-Cap Growth
	% Global Balanced	% Dow Dividend
% Short-Term Bond
	% Global Diversified	% European 30
	Research		% Value
	% U.S. Growth Equity	% Nasdaq 25
		% NYSE International 25	JNL/S&P Strategic
	JNL/Credit Suisse	% Pacific Rim 30	% S&P 4
	% Commodity Securities	% S&P 24	% Competitive Advantage
	% Long/Short	% S&P SMid 60	% Dividend Income &
Growth
	JNL/Eagle	% Value Line 30	% Intrinsic Value
	% Core Equity	% S&P 500 Index	% Total Yield
	% SmallCap Equity	% S&P 400 MidCap Index
JNL/S&P Managed
% Small Cap Index
	JNL/Franklin Templeton	% International Index	% Conservative
	% Founding Strategy		% Moderate
% Bond Index
	% Global Growth		% Moderate Growth
% Index 5
	% Income		% Growth
% 10 x 10
% Aggressive Growth
	% International Small	% Communications Sector
	Cap Growth		JNL/S&P Disciplined
	% Mutual Shares	% Consumer Brands Sector
% Moderate
	% Small Cap Value	% Financial Sector
% Moderate Growth
% Healthcare Sector
	JNL/Goldman Sachs		% Growth
% Oil & Gas Sector
	% Core Plus Bond	% Technology Sector	Fixed Account Options
	% Emerging Markets Debt		% 1-Year
% Global Alpha
	% Mid Cap Value		% 3-Year
	JNL/Ivy	JNL/Oppenheimer	% 5-Year
	% Asset Strategy	% Global Growth	% 7-Year
	VDA 210 09/09	Page 5 of 8	V4673 05/10

LONG-TERM SMART
Capital Protection Program
	Yes No	(If no selection is made, Jackson will default to " No." )
If you marked " Yes," which Fixed Account Option do you wish to select for the Capital Protection Program?
Select only one.
	1-Year 3-Year 5-Year	7-Year
Having selected the Capital Protection Program, the balance of your initial premium will be allocated as indicated in the Premium Allocation section on page 5.
Telephone and Electronic Transfers Authorization
By checking " Yes," I (we) authorize Jackson National Life Insurance Company (Jackson) to accept fund transfers/
allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our)
Producer/Representative subject to Jackson's administrative procedures. This authorization is not extended to
	Authorized Callers.	Yes No
Do you authorize these types of transfers?
Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that Jackson, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, not withstanding subsequent allegations of error or mistake in connection with any such transaction instruction.
If no election is made, Jackson will default to " No" for residents of Nebraska and North Dakota and to " Yes" for residents of all other states.
Electronic Delivery Authorization
I agree to receive documents electronically:
Check the	ALL DOCUMENTS
boxes next to
the types of	Quarterly statements		Prospectuses and prospectus supplements
documents	Periodic and immediate confirmation statements		Proxy and other voting materials
you wish to
receive	Annual and Semi-Annual reports		Other Contract-related correspondence
electronically.
If an email	This consent will continue unless and until revoked and will cover delivery to you in the form of a compact disc, by
address is	email or by notice to you of a document's availability on a website. Certain types of correspondence may continue
provided, but	to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website
no document	(www.jackson.com) is required for electronic delivery of Contract-related correspondence.
type is
selected, the	I (We) do do not	have ready access to computer hardware and software that meet the requirements
selection will	listed below. My email address is:_________________________________________. I (We) will notify the company of
default to "All	any new email address.
Documents."
The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with Internet access, an active email account, Adobe Acrobat Reader and/or a CD-ROM drive. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.
Please see Page 7 for further information regarding Electronic Delivery.
If you want to	Authorized Callers
authorize an	First Name	Middle Name Last Name
individual
other than
your
Producer/Rep	Social Security/Tax I.D. Number	Date of Birth(mm/dd/yyyy)
to receive
Contract		/	/
information via
telephone,	First Name	Middle Name Last Name
please list that
individual's
information
here.	Social Security/Tax I.D. Number	Date of Birth(mm/dd/yyyy)
		/	/
	VDA 210 09/09	Page 6 of 8	V4673 05/10

LONG-TERM SMART
Notice to Applicant
	ARKANSAS, COLORADO, KENTUCKY, LOUISIANA,	insurance proceeds, shall be reported to the Colorado
	MAINE, NEW MEXICO, OHIO, PENNSYLVANIA, AND	Division of Insurance within the Department of
	WEST VIRGINIA RESIDENTS, PLEASE NOTE: Any person	Regulatory Agencies.
	who knowingly, and with intent to defraud any	DISTRICT OF COLUMBIA RESIDENTS, PLEASE NOTE:
	insurance company or other person, files an application	WARNING: It is a crime to provide false or misleading
	for insurance or statement of claim containing any	information to an insurer for the purpose of defrauding
	materially false information or conceals for the purpose	the insurer or any other person. Penalties include
	of misleading, information concerning any fact material	imprisonment and/or fines. In addition, an insurer may
	thereto, commits a fraudulent insurance act, which is a	deny insurance benefits, if false information materially
	crime and subjects such person to criminal and civil	related to a claim was provided by the applicant.
	penalties.	RHODE ISLAND RESIDENTS, PLEASE NOTE: Any person
	In COLORADO, any insurance company, or agent of an	who knowingly presents a false or fraudulent claim for
	insurance company, who knowingly provides false,	payment of a loss or benefit or knowingly presents false
	incomplete, or misleading facts or information to a	information in an application for insurance is guilty of a
	policyholder or claimant for the purpose of defrauding,	crime and may be subject to fines and confinement in
	or attempting to defraud, the policyholder or claimant	prison.
with regard to a settlement or award payable from
Electronic Delivery Information: There is no charge for electronic delivery, although you may incur the costs of
Internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. Please make certain you have given
Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Please contact the appropriate Jackson Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery, or request paper copies. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any document or communication in paper form. This consent will need to be supplemented by specific electronic consent upon receipt of any of these means of electronic delivery or notice of availability.
Client Acknowledgements
1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. I (We) understand that the Contract I (we) have applied for is variable and employs the use of a separate account. I (We) also understand that the annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of a Investment Division in the separate account of
Jackson are variable and may be increased or decreased, and the dollar amounts are not guaranteed by
Jackson or any other insurance company, the United States government or any state government, the
FDIC, Federal Reserve Board or any other federal or state agency. I (We) understand that, except for funds allocated to the Contract's Fixed Account Option, I (we) will bear all risk under the Contract.
4. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.
5. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.
7. I (We) understand that allocations to the Fixed Account Options are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred.
8. I (We) certify that the age of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint
Annuitant, or Contingent Annuitant, if applicable, stated in this application are true and correctly recorded for purposes of electing an Optional Death Benefit or Other Optional Benefits.
	Owner's Signature		Date Signed (mm/dd/yyyy) State where signed
		/	/
Owner's Title (required if owned by an Entity)
	Joint Owner Signature		Date Signed(mm/dd/yyyy) State where signed
		/	/
	Annuitant's Signature (if other than Owner)		Date Signed (mm/dd/yyyy) State where signed
		/	/
	Joint Annuitant's Signature (if other than Joint Owner)		Date Signed(mm/dd/yyyy) State where signed
		/	/
	VDA 210 09/09	Page 7 of 8	V4673 05/10

LONG-TERM SMART
Complete this	Producer/Representative Acknowledgements
certification	I certify that:
regarding	I did not use sales material(s) during the presentation of this Jackson product to the applicant.
sales material
section only if:	I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant.
Your client	In addition, copies of all approved sales material(s) used during the presentation were left with the applicant.
has other
existing	By signing this form, I certify that:
policies or	1. I am authorized and qualified to discuss the Contract herein applied for.
annuity
contracts	2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
AND	3. The Producer/Representative's Certification Regarding Sales Material has been answered correctly.
Will be either	4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that
terminating	this replacement (if applicable) is consistent with that position.
any of those	5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the
existing	best of my knowledge and belief.
policies or	6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being using the
funds from	replaced is true and accurate to the best of my knowledge and belief.
existing	7. I have complied with requirements for disclosures and/or replacements as necessary.
policies to
fund this new
Contract.	Jackson Prod./Rep. No.	Producer/Representative Signature	Date Signed (mm/dd/yyyy)
/ /
	First Name	Middle Name Last Name
	Broker/Dealer Name		Program Options
Program			A B C D
Options Note:
Contact your
home office	Address (number and street)	City	State ZIP Code
for program
information. If
no option is
indicated, the	Email Address		Business Telephone No. (including area code) Percentage
designated		( )%
default will be
used.
It is required	If more than one Producer/Representative is participating in a Program Option on this case, please provide all
for Good	Producer/Representative names, Jackson Producer/Representative numbers and percentages for each (totaling 100%).
Order that all
Producer/Rep
numbers be	Producer/Representative Name		Jackson Producer/Representative No. Percentage
supplied.
%
	Producer/Representative Name		Jackson Producer/Representative No. Percentage
%
Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value
Not a deposit Not insured by any federal agency
	VDA 210 09/09	Page 8 of 8	V4673 05/10